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                                                                   Exhibit 10.20

The CIT Group/
Business Credit
3rd Floor
300 South Grand Avenue
Los Angeles, CA 90071
213 621-8300

                                                             November 24, 1993


Orchard Supply Hardware Corporation
6450 Via Del Oro
San Jose, California 95161

Gentlemen:

Reference is made to the Financing Agreement between us dated October 29, 1992, as amended (the "Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

You have advised us that Orchard Supply Hardware Stores Corporation intends to issue approximately $25,000,000 in preferred stock ("Preferred Stock") with the proceeds of such issue to be used to retire the $19,322,000 existing balance outstanding under the Subordinated Note Indenture (herein the "Subordinated Debt Paydown").

Pursuant to mutual understanding, effective upon the Subordinated Debt Paydown, the Agreement is hereby amended as follows:

            1. Section 1 of the Financing Agreement shall be, and hereby is, amended by the addition thereto of the following definition:

            "PREFERRED STOCK shall mean the preferred stock issued by the Parent for approximately $25,000,000 cash."

            2. Subparagraph G of Paragraph 10 of Section 6 of the Agreement is hereby amended by inserting at the end thereof the following clause c):

            "c) pay dividends to the holders of the Preferred Stock in an aggregate amount for each fiscal year not to exceed the lesser of
            i) $2,000,000, or ii) the amount calculated at the per annum Preferred Stock coupon rate provided that x) the Company is not then in breach or violation of this Financing Agreement, or y) after giving effect to such payment, no Event of Default has occurred hereunder; or"

Except as set forth above, no other change in the terms or provisions of the Agreement is intended or implied. If the


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foregoing is in accordance with your understanding of our agreement, kindly so indicate by signing and returning the enclose copy of this letter.

                              Very truly yours,


                              THE CIT GROUP/BUSINESS CREDIT, INC.


                              By /s/ Edward R. Burns
                                 ------------------------------------------
                                Title:  Assistant Secretary


Read and Agreed to:

ORCHARD SUPPLY HARDWARE CORPORATION

By /s/ Stephen M. Hilberg
   --------------------------------
   Title:  Vice President


Consent Confirmed and
Parent Guaranty reaffirmed as set forth above
ORCHARD SUPPLY HARDWARE STORES CORPORATION
F/K/A ORCHARD HOLDING CORPORATION


By /s/ Stephen M. Hilberg
   --------------------------------
   Title:  Vice President



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